AMENDMENT AND TERMINATION AGREEMENT

THIS AMENDMENT AND TERMINATION AGREEMENT (this “Amendment”) is entered into as of July __, 2018, by and between GB Sciences, Inc., a Nevada corporation (the “Company”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS Nevada”) and Pacific Leaf Ventures, LP (“Pacific Leaf”).

R E C I T A L S

A.The Company, GBS Nevada and Pacific Leaf are parties to that certain Agreement dated as of February 22, 2018 (the “Agreement”), pursuant to which the Company agreed to make certain payments to Pacific Leaf in consideration of the termination of the Company’s obligations to Pacific Leaf under that certain Royalty Agreement (as defined in the Agreement) subject to the satisfaction of the Company’s obligations under the Agreement.  Unless otherwise indicated herein, all capitalized terms used herein have the respective meanings set forth in the Agreement.

B.The Company, GBS Nevada and Pacific Leaf desire to amend the Agreement, fully and finally terminate the Royalty Agreement, and to enter into certain related agreements in connection therewith, as set forth in this Amendment.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.Company Payments and Issuances.  In lieu of the Company’s obligations to Pacific Leaf under Section 1 of the Agreement, the Company shall, no later than August 31, 2018:

(a)Pay to Pacific Leaf the amount of $1,000,000 by a wire transfer to an account designated by Pacific Leaf;

(b)Issue Pacific Leaf a promissory note in the principal amount of $1,000,000, which shall bear interest at the rate of 6% per annum and mature on November 30, 2018, substantially in the form of Exhibit A hereto; and

(c)Issue Pacific Leaf 100,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”), which shall be restricted under Rule 144 under the Securities Act of 1933, as amended (the “Act”). The number of Shares shall be equitably adjusted in the event the Company effects a stock split or stock dividend after the date hereof and prior to issuance of the Shares.  In addition, the Company shall in no event issue the Shares later than immediately prior to (i) any reclassification or capital reorganization, including any consolidation or merger of the Company with or into another corporation, or (ii) any sale, lease or conveyance to another corporation of all or substantially all of the assets of the Company. For the purpose of clarity, the parties acknowledge and agree that an increase in the number of shares of Common Stock that the Company is authorized to issue, the potential issuance of said shares, or the use of said shares by the Company in the acquisition of other assets or companies shall not result in any change in

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the number of Shares issuable hereunder or accelerate the timing for the issuance of such Shares. The Shares, when issued and delivered to Pacific Leaf, shall be fully paid and non-assessable.

2.Termination of Royalty Agreement. In consideration of the Company’s obligations under Section 1 above, the parties hereby agree that Section 3 of the Agreement is hereby deleted in its entirety.  For the purposes of clarity, the parties acknowledge and agree that the Royalty Agreement is hereby terminated and of no further force and effect, and in the event the Company defaults in its obligations under this Amendment, Pacific Leaf’s remedies shall be limited to the enforcement of its rights hereunder.

3.Agreements With Respect to the Shares.

(a)The Shares issued pursuant to this Amendment shall be issued in the name of Pacific Leaf Ventures, LP, Tax ID No. 47-3988708.

(b)Upon the transfer of the Shares, if required by applicable law or reasonably requested by Pacific Leaf, the Company shall cause to be issued a certificate representing the Shares and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance to Pacific Leaf has been duly authorized by the Company.

(c)Pacific Leaf acknowledges that the Shares to be issued pursuant to this Amendment have not been registered under the Act, and accordingly are “restricted securities” within the meaning of Rule 144 of the Act. As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Act. The Company agrees to take any and all actions necessary to clear the Shares of restriction upon presentation of any Rule 144(b)(1) application by Pacific Leaf or its broker, including, but not limited to: (1) authorizing the Company’s transfer agent to remove the restrictive legend on the subject securities; (2) expediting either the acquisition of a legal opinion from the Company’s counsel authorizing the removal of the restrictive legend, or accepting a third party legal opinion acknowledging same; and (3) cooperating and communicating with Pacific Leaf and its broker in order to use the Company’s best efforts to clear the subject securities of restriction as soon as possible after presentation of a Rule 144(b)(1) application by Pacific Leaf (or its broker) to either the Company and/or the Company’s transfer agent.

(d)In connection with the acquisition of the Shares hereunder, Pacific Leaf represents and warrants to the Company, to the best of its knowledge, as follows:

(1)Pacific Leaf acknowledges that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information which Pacific Leaf has requested.

(2)Pacific Leaf’s investment in the Shares is reasonable in relation to Pacific Leaf’s net worth. Pacific Leaf has had experience in investments in restricted and publicly traded securities, and Pacific Leaf has had experience in investments in speculative securities and other investments that involve the risk of loss of investment. Pacific Leaf acknowledges that an investment in the Shares is speculative and involves the risk of loss. Pacific Leaf has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Pacific Leaf can afford the risk of loss of his entire investment in the Shares.

(3)Pacific Leaf is acquiring the Shares for its own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

4.Piggyback Registration.

(a)Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to Pacific Leaf (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer Pacific Leaf the right to request inclusion of any of the Shares (the “Registrable Securities”) in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

(b)Pacific Leaf shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 4(a) above to deliver to the Company a written request specifying the number of Registrable Securities the intends to sell and Pacific Leaf’s intended method of disposition.   Pacific Leaf shall have the right to withdraw its request for inclusion of Registrable Securities in any Proposed Registration by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective. Subject to Section 4(c) below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

(c)Notwithstanding any other provision of this Section 4, if the managing underwriter of an underwritten public offering determines and advises the Company and Pacific Leaf in writing that the inclusion of all Registrable Securities proposed to be included by Pacific Leaf in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then Pacific Leaf shall not be permitted to include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Proposed Registration, as to Pacific Leaf, only a portion of the Registrable Securities Pacific Leaf has requested be registered equal to the ratio which Pacific Leaf’s requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Proposed Registration by all other investors who have requested that their registrable securities be included in such Registration Statement.

(d)In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 4 shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration.

(e)Pacific Leaf’s right to include Registrable Securities in a Proposed Registration shall terminate upon such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Shares without limitation during a three-month period without registration.

(f)All fees, costs and expenses of and incidental to a Proposed Registration shall be borne by the Company, provided, however, that the holders of the Registrable Securities shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel, as applicable.

(g)The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Section 4, its directors and officers, and any underwriter (as defined in the Act) for such holder of Securities and each person, if any, who controls such holder of the Registrable Securities or such underwriter within the meaning of the Act (collectively the “Indemnified Holders”), from and against, and will reimburse such Indemnified Holder with respect to, any and all loss, damage, liability, cost and expense to which such Indemnified Holder may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by, arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses is caused by, arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Indemnified Holder in writing specifically for use in the preparation thereof.

5.Notices. All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

If to the Company or GBS Nevada:

GB Sciences, Inc.

ATTN:  John C. Poss

3550 West Teco Avenue

Las Vegas, Nevada  89118

If to Pacific Leaf:

Pacific Leaf Ventures, LP

ATTN: David Weiner

12400 Ventura, #327

Studio City, California 91604

6.Complete Agreement. This Amendment contains the entire agreement of the parties relating to the subject matter hereof. This Amendment and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

7.Miscellaneous.

(a)All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(c)The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

(d)Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(e)This Amendment shall be construed in accordance with and governed by the laws of the State of Nevada.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

GB SCIENCES, INC.

By:
Name: John Poss
Title: President

GB SCIENCES NEVADA LLC

By:
 Name: John Poss
 Title: President

PACIFIC LEAF VENTURES, LP

By:
 Name: David Weiner
 Title: Manager of the General Partner

Signature Page to Amendment

Exhibit A

Promissory Note